SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



               Date of Report: (Date of Earliest Event Reported):
                                 March 31, 2000


                               PROCYON CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



   Colorado                         0-17449                      36-8732690
   --------                         -------                      ----------
  (State of                       (Commission                  (IRS Employer
incorporation)                    File Number)               Identification No.)



                        1150 Cleveland Street, Suite 410
                            Clearwater, Florida 33755
                            -------------------------
                    (Address of principal executive offices)


                                 (727) 447-2998
                                 --------------
               Registrant's telephone number, including area code:

Item 5. Other Events

     On March 31, 2000, Procyon Corporation (the "Company") completed the sale of 1.6 million restricted shares of its Common Stock in a privately negotiated transaction for a purchase price of $1 million. The shares represent approximately 20% of the Company's outstanding Common Stock and preferred stock convertible into Common Stock.

     The purchaser may "piggy-back" its shares onto certain types of registration statements which the Company may file to register any of its securities under the Securities Act of 1933, as amended (the "Act"). The purchaser was granted the right to "demand" that the Company file a registration statement under the Act covering such shares. The "demand" registration right may not be utilized when an exemption from registration is otherwise available affording the purchaser the right to dispose of all of his shares, may only be exercised on one occasion in any twelve-month period, and can be used only when the Company is eligible to use Form S-3 for registration of the shares. All expenses incurred in connection with the registration of the shares pursuant to either the piggy-back or demand registration rights are payable by the Company, excluding the purchaser's own legal fees and any underwriting discounts or fees.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  April 4, 2000                     PROCYON CORPORATION
                                         (Registrant)



                                         By: /s/ John C. Anderson
                                            ------------------------------------
                                            John C. Anderson, President